UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

Current Report Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2009 (April 3, 2009)

SOUTHERN COPPER CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE	File No. 1-14066	13-3849074
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

11811 North Tatum Blvd., Suite 2500, Phoenix, AZ 85028
(Address and zip code of principal executive offices)

(602) 494-5328
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01   OTHER EVENTS

On April 3, 2009, Southern Copper Corporation, or SCC, announced that the United States District Court for the Southern District of Texas issued an opinion and order involving SCC's parent, Americas Mining Corporation, or AMC, and the sale of shares of Common Stock of SCC by Asarco LLC, or Asarco, a subsidiary of SCC's ultimate parent, Grupo México, S.A.B. de C.V., or GMéxico, to AMC in 2003, representing approximately 29% of SCC outstanding shares of Common Stock. The court ordered AMC to return to Asarco a number of shares of Common Stock of SCC equal to those acquired by AMC in 2003, and an amount equal to the dividends paid on those shares of Common Stock of SCC since the date of their acquisition by AMC.  GMéxico announced that it intends to appeal the referred opinion and order from the U.S. District Court.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTHERN COPPER CORPORATION
By: /s/ Armando Ortega Gómez Name: Armando Ortega Gómez Title: Vice President, Legal General Counsel, and Secretary

Date:  April 7, 2009